Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Blackstone Private Multi-Asset Credit and Income Fund, a Delaware statutory trust (the “Fund”), do hereby constitute and appoint each of Daniel Oneglia, Kevin Kresge, Gregory Roppa, Eugene Lee, Jonathan Bock, Carlos Whitaker, Kate Rubenstein, Kevin Michel, William Renahan, Lucie Enns, and Stacy Wang as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-2 of the Fund, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent registration statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 29th day of October 2025

/s/ Daniel Oneglia	Chairperson, Trustee, Chief Executive Officer and Co-Chief Investment Officer
Daniel Oneglia

/s/ Kevin Kresge	Chief Financial Officer
Kevin Kresge

/s/ Gregory Roppa	Chief Accounting Officer
Gregory Roppa

/s/ Eugene Lee	Co-Chief Investment Officer
Eugene Lee

/s/ Jonathan Bock	Co-President
Jonathan Bock

/s/ Carlos Whitaker	Co-President
Carlos Whitaker

/s/ Kate Rubenstein	Chief Operating Officer
Kate Rubenstein

/s/ Kevin Michel	Chief Legal Officer
Kevin Michel

/s/ William Renahan	Chief Compliance Officer
William Renahan

/s/ Lucie Enns	Chief Securities Counsel
Lucie Enns

/s/ Stacy Wang	Head of Stakeholder Relations
Stacy Wang

/s/ Vicki Fuller	Trustee
Vicki Fuller

/s/ James Clark	Trustee
James Clark

/s/ Hope Pascucci	Trustee
Hope Pascucci

/s/ Tracy Collins	Trustee
Tracy Collins